                                   LIMITED GUARANTY


    1. For and in consideration of the sum of TEN DOLLARS ($10.00) and other good and valuable considerations in hand paid to INPUT/OUTPUT, INC., (hereinafter called "GUARANTOR", whether one or more), a Delaware corporation, the receipt and sufficiency of which considerations are hereby acknowledged, and for the purpose of enabling IPOP MANAGEMENT, INC., a Delaware corporation (hereinafter called "DEBTOR"), to borrow certain funds from THE VARIABLE ANNUITY LIFE INSURANCE COMPANY, (hereinafter called "HOLDER") a Texas corporation, and to induce Holder to advance to Debtor the proceeds of that certain Promissory Note of even date executed by Debtor in the original principal amount of $12,550,000.00 (the "NOTE") payment of which is secured by that certain Deed of Trust and Security Agreement (the "DEED OF TRUST") covering the property therein described (the "MORTGAGED PROPERTY"), any of the other collateral securing payment of the Note (the "OTHER COLLATERAL") and all other instruments securing the payment of the Note (which together with the Deed of Trust are herein collectively referred to as the "SECURITY INSTRUMENTS"), and recognizing that but for this Guaranty (i) the loan evidenced by the Note would not be made by the Holder to the Debtor, and (ii) the funds would not be advanced thereunder, Guarantor hereby unconditionally and jointly and severally guarantees to Holder the prompt payment (or accounting to Holder by delivery of funds) for the following (hereinafter called the "OBLIGATIONS"): (a) all condemnation awards and proceeds and insurance proceeds received by Debtor or Guarantor (to the extent same have not theretofore been applied toward payment of the sums due under the Note or used for repair, restoration or replacement of the Mortgaged Property and, with respect to such insurance proceeds which represent proceeds paid under any rent insurance, business interruption insurance or other similar types of insurance, to the additional extent such rent, business interruption insurance or other similar insurance proceeds have not theretofore been applied toward the payment of taxes and insurance premiums); (b) all amounts necessary to repair any damage to the Mortgaged Property, excluding normal wear and tear, caused by acts or omissions of Debtor, its agents, employees, or contractors;
(c) all security deposits; (d) failure of Debtor to pay, in accordance with the Deed of Trust, taxes, assessments or other charges which can create liens on any portion of the Mortgaged Property or the Other Collateral and are payable under the Security Instruments (to the full extent of any such taxes, assessments or other charges); (e) failure of Debtor to pay charges for labor or materials or other charges which can create liens on any portion of the Mortgaged Property or the Other Collateral (to the full extent of the amount rightfully claimed by any such claimant); (f) prepaid rent and rental or other income derived from the Mortgaged Property or the Other Collateral from and after the occurrence of a default under the Note or the Security Instruments (whether any of such condemnation awards, insurance proceeds, income or other funds derived from the Mortgaged Property are held by Holder or received by Debtor or Guarantor); (g) any loss incurred by Holder as a result of Debtor's forfeiture of the Mortgaged Property resulting from criminal activity by any person whether or not such criminal activity is conducted on or in any manner relates to the Mortgaged Property or the Other Collateral; (h) all sums due Holder, excluding payments of principal and accrued interest due pursuant to the Note, following exercise by Holder of its right to perform Debtor's obligations under the Security Instruments to preserve, protect or defend the Mortgaged Property as Collateral for the Note after notice and opportunity to cure, if any, as provided in the Security Instruments; (i) any loss, damage or injury sustained by Holder arising from the breach of any warranty or representation of Debtor contained in any affidavit made by or on behalf of Debtor or in any of the Security Instruments regarding hazardous wastes or other hazardous or toxic substances; (j) any loss, damage, or injury sustained by Holder arising from the breach of the warranties, representations, covenants and/or indemnities given by Debtor and contained in
Article 11 of the Mortgage relating to "HAZARDOUS MATERIALS" (as therein defined); and (k) all reasonable costs, attorneys' fees and expenses incurred or expended by Holder in collecting any of the foregoing or due to any default in the performance of the foregoing or in enforcing any right granted hereunder.

    2. Notwithstanding the provisions contained in the Note relating to the limitation on the liability of Debtor for failure to perform thereunder, the Guarantor is and shall remain liable to Holder in accordance with the terms and provisions of this Guaranty.

    3. All amounts becoming payable by Guarantor to Holder under this Guaranty shall be payable at Holder's offices in Houston, Harris County, Texas, or such other place as Holder may from time to time designate.

    4. In each event whenever any of the Obligations shall become due and remain unpaid (howsoever the maturity thereof may have occurred), Guarantor, will, on demand, pay the amount due thereon to Holder, without further notice of dishonor and without any notice having been given to Guarantor previous to such demand of the acceptance by Holder of this Guaranty or of the creating or incurring of such indebtedness Guarantor specifically agrees that it shall not be necessary or required in order to enforce Guarantor's obligations under this Guaranty that Holder have made demand for payment upon Debtor or any other person liable thereon or have made protest thereof or have given notice to Debtor or any other party liable thereon of maturity or nonpayment of said Obligations, or have realized upon or sought the benefits of any security for the Obligations.

    5. Guarantor specifically waives any notice of acceptance of this Guaranty by Holder and of the creation, advancement, existence, extension, renewal or rearrangement of the Note or the Security Instruments, or increase or reduction of the rate of interest thereon, or any indulgence with respect thereto, or any part thereof, and of nonpayment thereof or default thereon, and waives grace, demand, protest, presentment and notice of demand, notice of intention to accelerate maturity, notice of acceleration, protest, and presentment with respect to the Note, and waives notice of the amount of the Obligations outstanding at any time, and agrees that the maturity of the Obligations, or any part thereof, may be accelerated, extended, modified, amended or renewed or any other indulgence may be granted with respect thereto by Holder at its will or as may be agreed by Debtor without notice to or further consent by Guarantor, at any time or times Guarantor acknowledges that Holder shall have the right to off-set against any funds of Debtor held by Holder (including, without limitation, escrows for taxes and insurance) pursuant to the Note and any of the Security Instruments. Guarantor also waives defenses and claims based on principles of suretyship and/or guaranty.

    6. Guarantor agrees that no renewal, extension or rearrangement of or any other indulgence with respect to the Note or the Security Instruments, or any part thereof, or increase or reduction of the rate of interest thereon, no release of or substitution for any security or other guaranty now or hereafter held by Holder for payment of the Note or the Obligations, or of any part thereof, no release of Debtor, or of any other person primarily or secondarily liable on the Note or the Obligations, or any part thereof, and no delay or omission or lack of diligence or care in exercising any right or power with respect to the Note or the Obligations or any security therefor or guaranty thereof or under this Guaranty shall in any manner impair or affect the rights of Holder or the obligations and liability of Guarantor hereunder. Guarantor specifically agrees that it shall not be necessary or required, and that Guarantor shall not be entitled to require, that Holder file suit or proceed to obtain or assert a claim for personal judgment against Debtor for the Obligations or make any effort at collection of the Obligations from Debtor or foreclose against or seek to realize upon any security now or hereafter existing for the Note or the Obligations or file suit or proceed to obtain or assert a claim for personal judgment against any other party (maker, guarantor, endorser or surety) liable for the Obligations or make any effort at collection of the Obligations from any such other party or exercise or assert any other right or remedy to which Holder is or may be entitled in connection with the Note or the Obligations or any security or other guaranty therefor or assert or file any claim against the assets or estate of Debtor or any other guarantor or other person liable for the Obligations, or any part thereof, before or as a condition of enforcing the liability of Guarantor under this Guaranty or requiring payment of the Obligations by Guarantor hereunder, or at any time thereafter. Guarantor expressly waives any right to the benefit of or to require or control application of any security or the proceeds of any security now existing or hereafter obtained by Holder as security for the Obligations, or any part thereof, and agrees that Holder shall have no duty insofar as Guarantor is concerned to apply upon any of the Obligations any monies, payments or other property at any time received by or paid to or in the possession of Holder, except as Holder shall determine in its sole discretion. Guarantor specifically agrees that Guarantor shall not have any recourse or action against Holder by reason of any action Holder may take or omit to take in connection with the Note, the Security Instruments or the Obligations, the collection of any sums or amounts herein mentioned, or in connection with any security or any other guaranty at any time existing therefor.

    7. Guarantor agrees to the terms, provisions and conditions of the Note and of any renewal, extension, modification or rearrangement note or notes or other agreements which may have been or may hereafter be executed by Debtor evidencing or in connection with the Note or the Obligations or any part thereof, and agrees that Guarantor's liability hereunder shall in no manner be affected, impaired or released by reason of any term, provision or condition of any such note or other agreement or by failure, refusal or omission of Holder to enforce or observe any of same or any action taken or omitted to be taken by Holder pursuant thereto or in connection therewith.

    8. Guarantor absolutely and unconditionally covenants and agrees that in the event that Debtor does not or is unable so to pay or perform the Obligations for any reason, including, without limitation, liquidation, dissolution, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of or other similar proceedings affecting the status, composition, identity, existence, assets or obligations of Debtor, or the disaffirmance or termination of any of the Obligations in or as a result of any such proceeding, Guarantor shall pay and perform the Obligations and that no such occurrence shall in any way affect Guarantor's obligations hereunder.

    9. If the status of Debtor changes, including, but not limited to, a merger, dissolution, consolidation or reorganization, this Guaranty shall continue and also cover the indebtedness and Obligations of Debtor under the new status according to the terms hereof.

    10. In the event any payment of Debtor to Holder is held to constitute a preference under the bankruptcy laws, or if for any other reason Holder is required to refund such payment or pay the amount thereof to any other party, such payment by Debtor to Holder shall not constitute a release of Guarantor from any liability hereunder, but Guarantor agrees to pay such amount to Holder upon demand and this Guaranty shall continue to be effective or shall be reinstated, as the case may be, to the extent of any such payment or payments.

    11. All payments made upon the Obligations at any time shall be deemed to have been paid by Debtor unless express notice in writing is given to the Holder at the time of payment by Guarantor that Holder has been paid by him. The payment by Guarantor of any amount pursuant to this Guaranty shall not in anywise entitle Guarantor to any right, title or interest (whether by way of subrogation or otherwise) in and to any of the Obligations or any proceeds thereof, or any security therefor, unless and until the full amount owing to Holder on the Obligations has been fully paid, but when the same has been fully paid Guarantor shall be subrogated as to any payments made by it to the rights of Holder as against Debtor and/or any endorsers, sureties or other guarantors.

    12. If any or all of the Obligations are now or hereafter secured in whole or in part, Guarantor agrees that Holder may, from time to time, at its discretion, and with or without valuable consideration, allow substitution or withdrawal of collateral or release all or any part of such security, without notice or consent by Guarantor, and without in anywise impairing, diminishing or releasing the liability of Guarantor hereunder.

    13. Guarantor agrees to pay to Holder all reasonable costs and expenses (including court costs and attorneys' fees) incurred by the Holder in the enforcement of this Guaranty.

    14. No provision contained herein or in the Note or any Security Instruments executed by the Debtor or Guarantor shall require the payment or permit the collection of interest in excess of the maximum permitted by applicable usury laws. If any excess of interest in such respect is provided for herein or in the Note or any Security Instruments, the provisions of this paragraph shall govern and neither the Debtor nor Guarantor shall be obligated to pay the sum of such interest to the extent that it is in excess of the amount permitted by law; the intention of the parties being to conform strictly to usury laws now or hereafter in effect and applicable to the Obligations, and shall be held subject to reduction to the amount allowed under applicable usury laws as now or hereafter construed by the courts having jurisdiction thereof.

    15. Guarantor agrees, to the full extent it may legally do so, that suit may be brought against Guarantor with or without making Debtor a party to such suit (as Holder may elect).

    16. Guarantor waives all defenses given to sureties or guarantors at law or in equity other than actual payment of the Obligations. The failure by Holder to file or enforce a claim against the estate (either in administration, bankruptcy or other proceeding) of Debtor or of any other or others shall not affect the liability of Guarantor hereunder.

    17. This Guaranty is intended for and shall inure to the benefit of Holder and each and every other person who shall from time to time be or become the owner or holder of the Note, and each and every reference herein to "HOLDER" shall also include and refer to each and every successor or assignee of Holder at any time holding or owning any part of or interest in any part of the Note. This contract of guaranty shall be transferable, it being understood and stipulated that upon the assignment or transfer by Holder of any of the Note (or any part thereof or interest therein thus transferred or assigned by Holder) shall also, unless provided otherwise by Holder in its assignment, have and may exercise all the rights granted to Holder under this Guaranty to the extent of the part of or interest in the Note thus assigned or transferred to said person.

    18.  If any of the following events occur or be continuing:

         (a) An event of default occurs under the terms of the Note or any of the Security Instruments and continues beyond the time provided therein, if any, for the curing of such default; or

         (b) If Guarantor defaults in the performance or observance of any agreement, covenant, term or condition contained herein; or

         (c)  If Guarantor makes an assignment for the benefit of creditors; or

         (d) If Guarantor petitions or applies to any tribunal for the appointment of a trustee or receiver of the business, estate or assets or of any substantial part of the business, estate or assets of Guarantor or commences any proceedings relating to Guarantor under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect; or

         (e) If any such petition or application is filed or any such proceedings are commenced against Guarantor and Guarantor by any act indicates its approval thereof, consent thereto, or acquiescence therein, or an order is entered appointing any such trustee or receiver, or adjudicating Guarantor bankrupt or insolvent or approving the petition in any such proceedings, and such order remains in effect for more than sixty (60) days.

then an event of default under this Guaranty shall have occurred and the Holder may, at its option, declare the Obligations to be, and the Obligations shall thereupon be and become forthwith due and payable together with interest accrued thereon under the terms of and with the effect provided in the Obligations, and this Guaranty.

    19. Any notice or demand to Guarantor hereunder or in connection herewith may be given and shall conclusively be deemed and considered to have been given and received upon the deposit thereof, in writing, in the U.S. Mail, duly stamped and addressed to Guarantor at the address of Guarantor shown below; but actual notice, however given or received, shall always be effective. The last preceding sentence shall not be construed in anywise to affect or impair any waiver of notice or demand herein provided or to require giving of notice or demand to or upon Guarantor in any situation or for any reason.

    20. Unless the context clearly indicates otherwise, "GUARANTOR" shall mean the guarantors hereunder or any of them. The obligations of the guarantor hereunder shall be joint and several. Suit may be brought against said guarantors, and against any one or more of them, less than all, without impairing the rights of Holder against the others of said guarantors; and Holder may compromise with any one of the guarantors for such sums or sum as it may see fit and release such of said guarantors from all further liability to Holder for such indebtedness without impairing the right of Holder to demand and collect the balance of such indebtedness from others of said guarantors not so released; but it is agreed among said guarantors themselves, however, that such compromising and release shall in nowise impair the rights of said guarantors as among themselves.

    21. The rights of Holder are cumulative and shall not be exhausted by its exercise of any of its rights hereunder or otherwise against Guarantor or by any number of successive actions until and unless all Obligations have been paid or performed.

    22. Guarantor hereby subordinates any and all indebtedness of Debtor now or hereafter owing to any Guarantor to all indebtedness of Debtor to Holder, and agrees with the Holder that Guarantor shall not demand or accept any payment of principal or interest from the Debtor if at such time Debtor is in default under the Note or the Security Instruments and shall not claim any offset or other reduction of Guarantor's liability hereunder because of any such indebtedness and shall not take any action to obtain any of the security described in and encumbered by any security in favor of Holder.


    23. The rights of Holder are cumulative and shall not be exhausted by its exercise of any of its rights hereunder or otherwise against Guarantor or by any number of successive actions until and unless all indebtedness has been paid, all Obligations have been performed and each of the Obligations of Guarantor hereunder has been performed.

    24. This Guaranty shall be deemed to have been made under and shall be governed by the laws of the State of Texas in all respects and shall not be waived, altered, modified or mended as to any of its terms or provisions except in writing duly signed by Holder and Guarantor.

    25. This Guaranty shall bind the successors and assigns of Guarantor and shall inure to the benefit of all transferees, credit participants, assignees, and/or endorsees of Holder. The use of any gender herein shall include the other genders. A determination that any provision of this Guaranty is unenforceable or invalid shall not affect the enforceability or validity of any other provision.

    26. The board of directors of each guarantor that is a corporation and each general partner of each guarantor that is a partnership, has determined that this Limited Guaranty may reasonably be expected to benefit such guarantor, directly or indirectly.

    27. Notwithstanding anything herein contained to the contrary, it is understood and agreed that this is a limited guaranty, and that, with the exception of the Obligations, Guarantor is not liable for payment of the Note.

    IN WITNESS WHEREOF, the undersigned has caused this Limited Guaranty to be executed under seal as of the 29 day of August, 1996.

                                  INPUT/OUTPUT, INC.,
                                   A DELAWARE CORPORATION


                                  BY: /s/ ROBERT P. BRINDLEY
                                  SENIOR VICE PRESIDENT, CHIEF FINANCIAL
                                  OFFICER & SECRETARY

                                  ADDRESS:  11104 WEST AIRPORT BOULEVARD
                                            SUITE 200
                                            STAFFORD, TEXAS  77477